Exhibit (a)(1)(E)

Letter to Clients

Offer to Purchase for Not More Than $50 Million in Cash by

Neutral Tandem, Inc. of up to 3,225,806 of its Common Shares at a Purchase Price Not Greater Than $18.00 nor Less Than $15.50 Per Common Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 13, 2011, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 12, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 12, 2011 (the “Offer to Purchase”) and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Neutral Tandem, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 3,225,806 shares of its common stock, par value $0.001 per share (the “Common Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $18.00 nor less than $15.50 per Common Share, or (ii) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer. After the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will examine the prices chosen by stockholders for all Common Shares properly tendered and not properly withdrawn. All Common Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the proration and conditional tender provisions described in the Offer to Purchase, all of the Common Shares tendered at or below the Purchase Price may not be purchased if more than the number of Common Shares the Company seeks is properly tendered and not properly withdrawn. Only Common Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be purchased. Common Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of Common Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $50,000,000, the Company will purchase Common Shares: (i) first, from all stockholders who properly tender Common Shares at or below the Purchase Price, on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Common Shares (except for stockholders who tendered Common Shares conditionally for which the condition was not satisfied), until the Company has purchased Common Shares resulting in an aggregate purchase price of $50,000,000; and (ii) second, only if necessary to permit the Company to purchase Common Shares resulting in an aggregate purchase price of $50,000,000, from holders who properly tender Common Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Common Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Common Shares prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the proration and conditional tender provisions described above, the Company may not purchase all of the Common Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Common Shares held for your account. As such, we are the only ones who can tender your Common Shares, and then only pursuant to your instructions.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Common Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Common Shares at a price not greater than $18.00 nor less than $15.50 per Common Share, in increments of $0.25, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

2.	You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Common Shares will be purchased in the event of proration.

3.	The Offer is not conditioned upon obtaining financing or any minimum number of Common Shares being tendered. The Company will fund any purchase of Common Shares pursuant to the Offer, including related fees and expenses, from available cash. Additionally, the Offer is subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

4.	The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on June 13, 2011, unless the Offer is extended or withdrawn.

5.	Tendering stockholders whose Common Shares are registered in their own names and who tender directly to Computershare Trust Company, N.A., the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Common Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Common Shares on your behalf.

6.	If you wish to tender Common Shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender Common Shares. We must submit separate Letters of Transmittal on your behalf for each price at which you are tendering Common Shares.

7.	If you wish to tender Common Shares subject to the condition that all or a specified minimum number of your Common Shares tendered must be purchased if any Common Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

8.	Any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to United States federal income tax backup withholding of 28% of the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from backup withholding. See Section 3 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Common Shares, we will tender all your Common Shares unless you specify otherwise on the attached Instruction Form. If you wish to tender Common Shares at more than one price, you must complete multiple forms as provided in Instruction 6 above.

Your prompt action is requested. Your Instruction Form or Forms should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on June 13, 2011, unless the Offer is extended or withdrawn.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, stockholders in any jurisdiction in which the making or acceptance of offers to sell Common Shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

WHILE THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

OUR DIRECTORS AND OFFICERS HAVE INFORMED US THAT THEY DO NOT INTEND TO TENDER COMMON SHARES IN THE OFFER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Not More Than $50 Million in Cash By

Neutral Tandem, Inc. of up to 3,225,806 of its Common Shares at a Purchase Price Not Greater Than $18.00 nor Less Than $15.50 Per Common Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 12, 2011 (the “Offer to Purchase”), and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Neutral Tandem, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 3,225,806 shares of its common stock, par value $0.001 per share (the “Common Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $18.00 nor less than $15.50 per Common Share or (ii) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of Common Shares indicated below or, if no number is indicated, all Common Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Common Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned’s tender of Common Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Common Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Common Shares to be tendered by you for the account of the undersigned:

                 Common Shares. Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX BELOW UNDER “(2) Purchase Price Tender,” the undersigned is tendering Common Shares at the price checked. This election could mean that none of the Common Shares will be purchased if the price checked below is higher than the Purchase

Price. A STOCKHOLDER WHO WISHES TO TENDER COMMON SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH COMMON SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Common Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

☐ $15.50	☐ $16.50	☐ $17.50
☐ $15.75	☐ $16.75	☐ $17.75
☐ $16.00	☐ $17.00	☐ $18.00
☐ $16.25	☐ $17.25

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “Auction Price Tender: Price (in Dollars) Per Common Share at Which Common Shares Are Being Tendered,” the undersigned is tendering Common Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Common Shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF COMMON SHARES AT THE MINIMUM PRICE OF $15.50 PER COMMON SHARE AND COULD RESULT IN THE TENDERED COMMON SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $15.50 PER COMMON SHARE. (See Section 3 of the Offer to Purchase and Instruction 6 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF COMMON SHARES.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Instruction 13 to the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Common Shares upon the Company purchasing all or a specified minimum number of the Common Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Common Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Common Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Common Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Common Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Common Shares that must be purchased from me, if any are purchased from me, is: Common Shares.

If, because of proration, the minimum number of Common Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Common Shares and checked this box:

☐	The tendered Common Shares represent all Common Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name:

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated: , 2011